Exhibit 10.1

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Third Amendment TO LOAN AND SECURITY AGREEMENT (the “Amendment”), is dated December 7, 2021, and is made by and among (a) AIR INDUSTRIES MACHINING, CORP., a New York corporation (“AIM”), NASSAU TOOL WORKS, INC., a New York corporation (“NTW”), THE STERLING ENGINEERING CORPORATION, a Connecticut corporation (“Engineering”; and together with AIM and NTW, “Borrowers”), (b) AIR INDUSTRIES GROUP, a Nevada corporation (“Parent”) and AIR REALTY GROUP, LLC, a Connecticut limited liability company (“Realty”; and together with Parent, the “Guarantors”) and (b) STERLING NATIONAL BANK, a national banking association (together with its successors and permitted assigns, the “Lender”).

Recitals

Pursuant to that certain Loan and Security Agreement, dated as of December 31, 2019 (the “Loan Agreement”) by and among Borrowers, Guarantors, the other Credit Parties party thereto, and Lender, Lender has agreed to make certain financial accommodations available to Borrowers from time to time pursuant to the terms and conditions thereof (capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement, as amended hereby).

Borrowers have requested that Lender make certain amendments to the Loan Agreement pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1. Amendments to Loan Agreement. As of the effective date of this Amendment, the Loan Agreement is amended as follows:

(a) Section 1.1. Section 1.1 of the Loan Agreement is hereby amended by the amendment and restatement or the addition, as applicable, of each of the following definitions, to read in their entirety as follows:

“Adjusted Base Rate” means, for any Loan, the greater of (i) 3.50% and (ii) a rate per annum equal to the sum of the Base Rate plus the Applicable Margin for such Loan.

“Applicable Margin” means, for any day with respect to a Revolving Loan, negative sixty-five hundredths (- 0.65%) of one percent per annum, and (b) for any day with respect to the Term Loan, negative sixty-five hundredths (-0.65%) of one percent per annum.

“Base Rate” means the greater of (i) 3.50% and (ii) the rate per annum published from time to time in the “Money Rates” table of the Wall Street Journal (or such other presentation within The Wall Street Journal as may be adopted hereafter for such information) as the base or prime rate for corporate loans at the nation’s largest commercial banks (or if more than one such rate is published, the higher or highest of the rates so published) or, if such rate is no longer published by the Wall Street Journal, then the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H. 15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by Lender in its Permitted Discretion) or any similar release by the Federal Reserve Board (as determined by Lender in its Permitted Discretion). Such rate may not necessarily be the lowest or best rate actually charged to any customer of such commercial bank.

“Default Rate” means a rate per annum equal to the lesser of (a) the sum of (i) the Adjusted Base Rate for such Loan (which shall be adjusted, from time to time, simultaneously with any change in the Base Rate) plus (ii) two percent (2.0%) and (b) the Maximum Rate.

“Fixed Charge Coverage Ratio” means, for a Person on any date of determination, the ratio of (a) EBITDA less unfinanced Capital Expenditures to (b) (i) taxes paid in cash, plus (ii) to the extent Distributions have not been reflected in net income, Distributions that are made by Parent (provided that Distributions by Parent are not permitted without Lender’s prior written consent, which consent may be granted or withheld in Lender’s sole and absolute discretion), plus, (iii) Interest Expense paid in cash, plus (iv) principal payments made or required to be made on any and all long term Debt (other than in respect of the Revolving Loans prior to the Maturity Date), in each case determined for such Person and its Subsidiaries on a consolidated basis in accordance with GAAP on a rolling twelve month basis on such date of determination, minus (v) Permitted Subordinated Indebtedness Payments made to Taglich Brothers Inc. during such period.

“Inventory Sublimit” means $14,000,000.

“Maturity Date” means (a) December 30, 2025 or (b) December 30, 2022, in the event that the Credit Parties fail to deliver to Lender amendments to Subordination Agreements, in form and substance satisfactory to Lender, extending the maturity date with respect to any and all Subordinated Debt to no earlier than June 30, 2026.

“Permitted Subordinated Indebtedness Payments” shall have the meaning set forth in that certain Subordination Agreement dated as of December 31, 2019, by and among Lender and Taglich Brothers Inc., Michael N. Taglich, Michael N. Taglich & Claudia Taglich JTWROS, and Robert F. Taglich as subordinated creditors.

“Revolving Credit Limit” means $20,000,000.

(b) Section 3.1. Section 3.1(a) of the Loan Agreement is amended and restated in its entirety to read as follows:

(a) Except as otherwise provided herein, all outstanding Loans shall bear interest at a per annum rate equal to the lesser of (1) the Adjusted Base Rate for such Loan and (2) the Maximum Rate.

2. No Other Changes; Affirmation of Obligations and Liens. Except as explicitly amended by this Amendment, all of the terms and conditions of the Loan Agreement shall remain in full force and effect and shall apply to any Loan made thereunder. Each Credit Party hereby approves and consents to the amendments contemplated by this Amendment and agrees that its obligations under the Loan Agreement and the other Loan Documents to which it is a party shall not be diminished as a result of the execution of this Amendment. This acknowledgement by the Credit Parties is made and delivered to induce the Lender to enter into this Amendment, and the Credit Parties acknowledge that the Lender would not enter into this Amendment in the absence of the acknowledgements contained herein. Each Credit Party hereby ratifies and confirms the grant of a security interest in and Lien on the Collateral contained in the Loan Documents to which it is a party, which security interest and Lien shall continue in full force and effect without interruption, and shall constitute the single grant of a security interest and Lien.

3. Conditions Precedent. This Amendment shall be effective when Lender shall have received the following:

(a) Fully executed counterparts of this Amendment properly executed by Borrowers and each Guarantor, with originals delivered to the Lender within two (2) Business Days of the date hereof.

(b) Fully executed amendments to (i) that certain Subordination Agreement dated as of December 31, 2019 by and among the subordinated creditors party thereto, the Credit Parties, and Lender, and (ii) all other Subordination Agreements with respect to all other Subordinated Debt of Credit Parties, extending the maturity dates thereof.

(c) Payment of the amendment fee described in paragraph 5 below.

(d) Such other matters as Lender may require.

4. Representations and Warranties. Each Credit Party hereby represents and warrants to Lender as follows:

(a) Each Credit Party has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder.

(b) The execution, delivery and performance by each Credit Party of this Amendment has been duly authorized by all necessary action on the part of such Credit Party.

(c) Each Credit Party’s execution, delivery, and performance of this Amendment do not and will not conflict with, violate or constitute a violation of or breach or default under, as applicable, (i) its organizational documents, (ii) any agreement or instrument to which it or any of its Subsidiaries is a party or which is otherwise binding upon it or any of its Subsidiaries or (iii) any Applicable Law applicable to it or any of its Subsidiaries.

(d) No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Credit Party of this Amendment.

(e) This Amendment has been duly executed and delivered by each Credit Party that is a party hereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to enforcement of creditors’ rights.

(f) After giving effect to this Amendment and the transactions contemplated hereby, no Default or Event of Default has occurred and is continuing.

(g) Both immediately before and immediately after giving effect to this Amendment and the transactions contemplated hereby, all of the representations and warranties contained in Article VII of the Loan Agreement are true, complete and correct in all respects as of the date of this Amendment as though made on and as of the date hereof (except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all respects as of such earlier date).

5. Amendment Fee. In consideration of Lender’s agreement to enter into this Amendment, Borrowers shall pay to Lender a non-refundable amendment fee in an amount equal to $75,000, which amendment fee has been fully earned as of the effective date of this Amendment, and which shall be charged as a Loan upon execution and delivery of this Amendment.

6. References. All references in the Loan Agreement to “this Agreement” shall be deemed to refer to the Loan Agreement as amended hereby; and any and all references in the Loan Documents to the Loan Agreement shall be deemed to refer to the Loan Agreement as amended hereby.

7. No Waiver. The execution of this Amendment shall not be deemed to be a waiver of any Default or Event of Default under the Loan Agreement or breach, default or event of default under any Loan Documents or other document held by Lender, whether or not known to Lender and whether or not existing on the date of this Amendment.

8. Release. Each Credit Party hereby absolutely and unconditionally releases and forever discharges Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which such Credit Party has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever relating to any Loan Document arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

9. Costs and Expenses. Borrowers hereby reaffirm their agreement under the Loan Agreement to pay or reimburse Lender on demand for all costs and expenses relating to this Amendment. Without limiting the generality of the foregoing, Borrowers specifically agree to pay Lender’s reasonable costs and expenses (including reasonable attorneys’ fees and costs) incurred in in connection with the preparation of this Amendment and the documents and instruments incidental hereto. Borrowers hereby agree that Lender may, at any time or from time to time in its sole discretion and without further authorization by Borrowers, make a Loan to Borrowers under the Loan Agreement, or apply the proceeds of any Loan, for the purpose of paying any such fees, disbursements, costs and expenses.

10. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic transmission (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment. Notwithstanding the foregoing, the Credit Parties shall promptly deliver original signatures of this Amendment to Lender.

11. Headings. Section Headings are for convenience of reference only, and are not part of, and are not to be taken into consideration in interpreting this Amendment.

12. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

AIR INDUSTRIES MACHINING, CORP.,
as a Borrower

By:	/s/ Michael Recca
Name:	Michael Recca
Title:	Chief Financial Officer

NASSAU TOOL WORKS, INC., as a Borrower

By:	/s/ Michael Recca
Name:	Michael Recca
Title:	Chief Financial Officer

THE STERLING ENGINEERING CORPORATION, as a Borrower

By:	/s/ Michael Recca
Name:	Michael Recca
Title:	Chief Financial Officer

AIR INDUSTRIES GROUP, as a Guarantor

By:	/s/ Michael Recca
Name:	Michael Recca
Title:	Chief Financial Officer

AIR REALTY GROUP, LLC, as a Guarantor

By:	/s/ Michael Recca
Name:	Michael Recca
Title:	Chief Financial Officer

STERLING NATIONAL BANK

By:	/s/ Mark J. Long
Name:	Mark J. Long
Title:	Managing Director

Third Amendment to Loan and Security Agreement

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